    As filed with the Securities and Exchange Commission on August 5, 1999
                                                         Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            _______________________

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            _______________________

                            COMPUCOM SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                   38-2363156
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

           7171 Forest Lane
             Dallas, Texas                                 75230
(Address of principal executive offices)                (Zip Code)

                            _______________________

                 CompuCom Systems, Inc. 1993 Stock Option Plan
                           (Full title of the plan)

                            _______________________

                                M. Lazane Smith
          Senior Vice President, Finance and Chief Financial Officer
                            CompuCom Systems, Inc.
                               7171 Forest Lane
                             Dallas, Texas  75230
                    (Name and address of agent for service)

                                (972) 856-3600
         (Telephone number, including area code, of agent for service)

                            _______________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================================
        Title of                    Amount                     Proposed                     Proposed              Amount of
       securities                   to be                      maximum                      maximum              registration
          to be               registered (1) (2)               offering                    aggregate               fee (4)
       registered                                               price                       offering
                                                           per share (3)(4)               price (3)(4)
------------------------------------------------------------------------------------------------------------------------------
Common Stock ($0.01 par        3,000,000 Shares                 $3.94                      $11,820,000            $3,286
 value per share)
==============================================================================================================================

(1) The securities to be registered include an aggregate of 3,000,000 shares reserved for issuance under the CompuCom Systems, Inc. 1993 Stock Option Plan (the "Plan").
(2) Pursuant to Rule 416, this registration statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.
(3)  Estimated solely for purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and 457(h). Accordingly, the price per share of common stock offered hereunder pursuant to the Plan is calculated to be $3.94, which is the average of the highest and lowest price per share of common stock on the Nasdaq National Market on August 3, 1999.

                                    PART I

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The Registrant has previously filed Registration Statements on Form S-8 (Nos. 33-76382, 33-63307 and 333-69043) with respect to 1,750,000, 3,000,000 and
1,000,000 shares of Common Stock, respectively, to be issued under the Plan.
The Registrant is filing this Registration Statement to register an additional 3,000,000 shares of Common Stock for issuance under the Plan, so that an aggregate of 8,750,000 shares of Common Stock under the Plan shall be registered under the Securities Act of 1933. The Registrant hereby incorporates by reference in this Registration Statement its previously filed Registration Statements (Nos. 33-76382, 33-63307 and 333-69043) that related to the Plan.

Item 8.  Exhibits.

     (a)  Exhibits.

          The following documents are filed as a part of this registration statement.

    Exhibit   Description of Exhibit
    -------   ----------------------

     5.1      Opinion of Jenkens & Gilchrist, a Professional Corporation

     10.1*    CompuCom Systems, Inc. 1993 Stock Option Plan,

     23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

     24 Power of Attorney (included with signature page of this Registration Statement)

     * Filed on April 9, 1997 as Exhibit A to the 1997 Annual Meeting Proxy Statement and incorporated herein by reference.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 4, 1999:

                                    COMPUCOM SYSTEMS, INC.

                                    By:  /s/ M. Lazane Smith
                                         ----------------------------------
                                         M. Lazane Smith
                                         Senior Vice President, Finance and
                                         Chief Financial Officer
                                         (Chief Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints M. Lazane Smith and Harry Wallaesa, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:


Signature                           Capacity                  Date
----------------------     ------------------------------  --------------

/s/ Harry Wallaesa         Chief Executive                 August 4, 1999
----------------------     Officer (Principal Executive
Harry Wallaesa             Officer) and Director

/s/ M. Lazane Smith        Senior Vice President, Finance  August 4, 1999
----------------------     and Chief Financial Officer
M. Lazane Smith            (Principal Accounting Officer)

/s/ Thomas C. Lynch        President,                      August 4, 1999
----------------------     Chief Operating Officer and
Thomas C. Lynch            Director

/s/ Michael J. Emmi        Director                        August 4, 1999
----------------------
Michael J. Emmi


/s/ Richard F. Ford        Director                       August 4, 1999
----------------------
Richard F. Ford


/s/ Delbert W. Johnson     Director                       August 4, 1999
----------------------
Delbert W. Johnson

/s/ Anthony J. Paoni       Director                       August 4, 1999
---------------------
Anthony J. Paoni


/s/ John D. Loewenberg     Director                       August 4, 1999
----------------------
John D. Loewenberg

/s/ John C. Maxwell, III            Director            August 4, 1999
------------------------
John C. Maxwell, III


/s/ Warren V. Musser                Director            August 4, 1999
------------------------
Warren V. Musser


/s/ Edward N. Patrone               Director            August 4, 1999
------------------------
Edward N. Patrone

                               INDEX TO EXHIBITS

    Exhibit  Description of Exhibit
    -------  ----------------------

     5.1     Opinion of Jenkens & Gilchrist, a Professional Corporation

     10.1*   CompuCom Systems, Inc. 1993 Stock Option Plan

     23.1 Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion filed as Exhibit 5.1 hereto)

     24 Power of Attorney (included with signature page of this Registration Statement)

     * Filed on April 9, 1997 as Exhibit A to the 1997 Annual Meeting Proxy Statement and incorporated herein by reference.


                                      -1-